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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 7, 1998


                       INTEGRATED PROCESS EQUIPMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                0-20470                               77-0296222
(STATE OR OTHER JURISDICTION OF             (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                                 911 BERN COURT
                               SAN JOSE, CA 95112
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (408) 436-2170

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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Item 5.           Other Events

         On July 7, 1998, the Company announced that it expects revenue for the fourth quarter ending June 30, 1998 to total approximately $38 million. This compares to revenue of $41.3 million in the quarter ending March 31, 1998 and $42.6 million in the year-earlier quarter. The revenue for the year ended June 30, 1998 is anticipated to be approximately $188.5 million, a 30 percent increase over the $144.7 million reported in the prior year.

The worldwide semiconductor industry has undertaken additional cutbacks in overall spending resulting in delays of semiconductor capital equipment purchases. This has resulted in lower than anticipated shipments and bookings for the Company during the quarter ended June 30, 1998.

         In addition, the Company plans to take estimated non-recurring charges of $10 million, which will impact both cost of goods sold and operating expenses during the quarter. These charges are associated with severance compensation, inventory adjustments due to cancellations and pushouts, and additional customer commitment costs for newly available modifications to the Company's next-generation products.

                                       -2-
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         Pursuant to the requirements of the Securities Exchange Act of 1934,
Integrated Process Equipment Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Integrated Process Equipment Corp.


                                 By: /s/ John S. Hodgson
                                     ---------------------
                                     John S. Hodgson
                                     Vice President and Chief Financial Officer



Date: July 9, 1998